UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 3, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 3, 2020, On Deck Capital, Inc., a Delaware corporation (the “Company”), was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common shares, par value $0.005 per share (the “Shares”), over the prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (the “$1.00 Per Share Test”).

On June 5, 2020 the Company notified the NYSE of its intent to cure the deficiency. The Company is evaluating options to regain compliance with the $1.00 Per Share Test.

Under the NYSE's rules, the cure period to regain compliance with the $1.00 Per Share Test is usually six months following receipt of the notification of noncompliance. However, effective April 21, 2020 under NYSE rule filing SR-NYSE-2020-36 in response to unprecedented market declines resulting from COVID-19, the NYSE currently allows a longer period of time to regain compliance. The new rule tolls the applicable compliance period through June 30, 2020. As a result, the Company has until January 1, 2021 to regain compliance.

In order to regain compliance, by the end of the cure period the Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the preceding 30-trading day period. Alternatively, the Company can also demonstrate an accelerated cure based on a $1.00 share price on both the last trading day of any calendar month within the cure period and the average share price of the 30-trading days preceding the end of that month.

The notice has no immediate impact on the listing of the Shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other NYSE continued listing requirements. The Shares will continue to trade on the NYSE under the symbol “ONDK” but will have an added designation of “.BC” to indicate the status of the Shares as “below compliance.” If the Company fails to regain compliance with the $1.00 Per Share Test by the end of the cure period, the Shares will be subject to the NYSE’s suspension and delisting procedures.

The notice does not affect ongoing business operations of the Company or its reporting requirements with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On June 5, 2020, the Company issued a press release announcing the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," “targets,” "expects," "intends," "may," "allows," “plans,” "continues," "believes," "anticipates," "estimates" or similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy, the COVID-19 pandemic and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.

Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: our ability to cure the deficiency described above and restore compliance with the NYSE continued listing standards or maintain compliance with other NYSE continued listing requirements; our ability to obtain the necessary approvals to implement a cure; and other risks, including those described in Part II - Item 1A. Risk Factors in our Form 10-Q for the quarter ended March 31, 2020, Part I - Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 5, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer